EXHIBIT 4.102

ALTALINK, L.P.
CAPITAL MARKETS PLATFORM

TENTH
SUPPLEMENTAL
INDENTURE

TENTH SUPPLEMENTAL INDENTURE

Dated as of May 21, 2008

ALT ALINK, L.P.
TENTH SUPPLEMENTAL INDENTURE

THIS TENTH SUPPLEMENTAL INDENTURE dated as of the 21st day of May, 2008

BETWEEN:

ALTALINK MANAGEMENT LTD., as general partner of AltaLink, L.P. a limited partnership created pursuant to the laws of the Province of Alberta,

(hereinafter called the "Issuer")

- and-

ALTALINK MANAGEMENT LTD., a company incorporated under the laws of the Province of Alberta,

(hereinafter called the "General Partner")

OF THE FIRST PART
-and-

BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada

(hereinafter called the "Trustee")

OF THE SECOND PART

WHEREAS

(A)
by an amended and restated master trust indenture dated as of April 28, 2003 between the Issuer, the General Partner and the Trustee (the "Master Indenture") provision was made for the issuance and securing of Bonds of the Issuer in one or more Series, unlimited as to aggregate principal amount but issuable only upon the terms and subject to the conditions therein provided;

(B)	the Issuer has issued eleven supplemental indentures pursuant to the Master Indenture;

(C)
the Issuer has duly authorized the creation and issue of Obligation Bonds, in the form of Medium-Term Notes (the "Notes"), pursuant to the provisions of the Master Indenture and this Supplemental Indenture;

(D)	the Issuer wishes to apply the net proceeds of the issue of Notes in accordance with the terms of Section 2 .11 hereof;

(E)
this supplemental indenture is executed pursuant to all necessary authorizations and resolutions of the Issuer to authorize the creation, issuance and delivery of the Notes and to establish the terms, provisions and conditions thereof;

(F)	this supplemental indenture is hereinafter sometimes referred to as the "Tenth Supplemental Indenture"; and

(G)	the foregoing recitals are made as representations and statements of fact by the Issuer and not the Trustee.

NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the premises, the covenants and agreements herein contained and the sum of Ten Dollars ($10.00) now paid by each of the parties hereto to the other (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1    Interpretation

This Tenth Supplemental Indenture is supplemental to the Master Indenture and shall be read in conjunction therewith. Except only insofar as the Master Indenture may be inconsistent with the express provisions of this Tenth Supplemental Indenture, in which case the terms of thisTenth Supplemental Indenture shall govern and supersede those contained in the Master Indenture only to the extent of such inconsistency, this Tenth Supplemental Indenture shall henceforth have effect so far as practicable as if all of the provisions of the Master Indenture and this Tenth Supplemental Indenture were contained in one instrument. The expressions used in this Tenth Supplemental Indenture and in the Notes which are defined in the Master Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Master Indenture. Unless otherwise stated, any reference in this Tenth Supplemental Indenture to an Article, Section, Subsection, Paragraph or Schedule shall be interpreted as a reference to the stated Article, Section of or Schedule to, this Tenth Supplemental Indenture.

1.2    Definitions

For purposes of this Tenth Supplemental Indenture and the Recitals hereof, except as otherwise expressly provided or unless the context otherwise provides:

(a)	The definition of "Business Day" in section 1.1 of the Master Indenture IS replaced by the following definition:

"Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in the city of Toronto, Ontario; provided, however, that, if an Interest Rate Basis specified in a Floating Rate Note IS LIBOR, such day is also a London Business Day.

(b)	The following additional words and phrases shall have the following meanings:

"Addendum" means an addendum attached to and forming part of a Note.

"Amortizing Note" means a Note with respect to which payments will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof.

"BA Rate", with respect to a Floating Rate Note, means the Interest Rate Basis calculated in accordance with paragraph 2.5(b)(x).

"BA Rate Interest Determination Date", with respect to a Floating Rate Note, has the meaning specified in paragraph 2.5(b)(x).

"Beneficial Owner" means any person holding a beneficial interest in a Note.

"Calculation Agent" means the Calculation Agent specified in a Floating Rate Note (or such successor thereto as is appointed by the Issuer) to make calculations relating to such note, and if no Calculation Agent is so specified, the Trustee.

"Cdn. Prime Rate", with respect to a Floating Rate Note, has the meaning specified in paragraph 2.5(b)(xiii).

"Cdn. Prime Rate Interest Determination Date", with respect to a Floating Rate Note has the meaning specified in paragraph 2.5(b)(xiii) .

"CDS' means the CDS Clearing and Depository Services Inc. and its successors in interest.

"Certificated Notes" has the meaning specified in Section 2.3.

"Date Count Convention" means the convention for counting days specified in a Note for the purpose of computing interest payments for such note in accordance with Section 2.5.

"Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified in a Floating Rate Note as the method for calculating LIBOR, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency or (b) if"LIBOR Telerate" is specified in a Floating Rate Note as the method for calculating LIBOR, or neither "LIBOR Reuters" nor "LIBOR Telerate" is so specified, the display on the Bridge Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

"Exchange Rate Agent" means the Exchange Rate Agent specified in a Note (or such successor thereto as is appointed by the Issuer) to make calculations relating to the conversion of amounts relating to such note from one currency to another, and if no Exchange Rate Agent is so specified, the Trustee .

"Extendible Note" means a Note the maturity of which may be extended, either in whole or in part, at the option of the Issuer, for one or more periods up to but not beyond the Note's final Maturity Date.
"Fixed Rate Note" has the meaning specified in Section 2.3.
"Floating Rate Note" has the meaning specified in Section 2.3.
"Global Note" has the meaning specified in Section 2.3.
"Holder" means the Person in whose name a Note shall be registered.

"Index Currency" means the currency (including currency units) designated in a Floating Rate Note as the currency for which LIBOR shall be calculated, and if no such currency is so designated, the Index Currency shall be Canadian dollars.

"Index Maturity" means the maturity period designated in a Floating Rate Note, as the maturity period for deposits in the Index Currency used in the calculation of LIBOR.

"Initial Interest Rate", with respect to a Floating Rate Note, has the meaning specified in paragraph 2.5(b)(i).

"Interest Determination Date", with respect to a Floating Rate Note, has the meaning specified in paragraph 2.5(b)(viii).

"Interest Payment Date" means any Stated Maturity on an instalment of interest on a Bond, which shall, in the case of a Floating Rate Note, be the date specified in paragraph 2.5(b)(vii).

"Interest Rate Basis" or "Interest Rate Bases", with respect to a Floating Rate Note, means the basis or bases upon which the interest rate on such Floating Rate Note is calculated as determined in accordance with Subsection 2.5(b).

"Interest Reset Date", with respect to a Floating Rate Note, means the date upon which the interest rate on such Floating Rate Note is reset as determined m accordance with Subsection 2.5(b).

"Interest Reset Period", with respect to a Floating Rate Note, means the period from and including each Interest Reset Date with respect to such note to and including the day preceding the next subsequent Interest Reset Date with respect to such note, and the initial Interest Reset Period with respect to a Floating Rate Note is the period from the date of issue of such note to the day preceding the first Interest Reset Date for such note.

"LIBOR", with respect to a Floating Rate Note, means the Interest Rate Basis calculated in accordance with paragraph 2.5(b)(xi) .

"LIBOR Interest Determination Date", with respect to a Floating Rate Note, has the meaning specified in paragraph 2.5(b)(xi).

"London Business Day" means any day on which dealings in an Index Currency are transacted in the London interbank market.

"Market Exchange Rate", with respect to payments made in Canadian dollars, for a Specified Currency other than Canadian dollars, means the noon dollar buying rate announced by the Bank of Canada for such Specified Currency.
"Maturity Date" has the meaning specified in paragraph 2.5(a)(i).
"Master Indenture" has the meaning specified in Recital (A) above.
"Notes" has the meaning specified in Recital (C) above.

"Original Issue Date" in respect of a Note means the date on which the Note is originally issued, unless the Note is issued in replacement of another Note (the "old Note"), on a transfer, exchange or otherwise, in which case it shall mean the date on which the old Note was issued.

"Paying Agent" has the meaning specified in Section 4.3.

"Pricing Supplement" has the meaning specified in Section 2 .1.

"Principal Financial Centre" means the capital of the country of the Index Currency, except that: (i) with respect to United States dollars and Swiss francs, the Principal Financial Centre shall be the city of New York and Zurich, respectively, and (ii) with respect to the Euro, the Principal Financial Centre shall be the capital city of one of the member countries of the European Union as chosen by the Calculation Agent (after consultation with the Issuer).

"Prospectus" has the meaning specified in Subsection 2.1.

"Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the U.S. Securities Act.

"Record Date" has the meaning specified in Section 4.2.

"Redemption Date" means, with respect to a Note to be redeemed, the date set forth for redemption of that Note in the relevant notice of redemption given pursuant to section 3 .18 of the Master Indenture.

"Redemption Price" means, with respect to a Note to be redeemed, the redemption price set forth in the applicable Pricing Supplement.

"Regulation S' means Regulation S under the U.S. Securities Act.

"Reuters CDOR Page" means the display designated as page "CDOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the CDOR page on that service for the purpose of displaying banker's acceptance rates of banks and investment dealers).

"Rule 144A" means Rule 144A under the U.S. Securities Act.

"Specified Currency" means the currency specified in a Note for issuance thereof and for payment of principal, premium, if any, and/or interest, and if no such currency is specified, Canadian dollars.

"Spread", with respect to a Floating Rate Note, means the number of basis points to be added to or subtracted from the related Interest Rate Basis or Interest Rate Bases applicable to such Floating Rate Note.

"Spread Multiplier", with respect to a Floating Rate Note, means the percentage of the related Interest Rate Basis applicable to such Floating Rate Note by which such Interest Rate Basis will be multiplied to determine the applicable interest rate payable on such Floating Rate Note.

"Stated Maturity", when used with respect to any Note or any instalment of interest thereon, means, in the case of principal, the date specified in such Note as the fixed date on which the principal of such Note is due and payable, which date shall, in the case of a Floating Rate Note, coincide with an Interest Payment Date or, in the case of interest, the date on which such instalment of interest is due and payable, which shall, in the case of a Floating Rate Note, be on an Interest Payment Date .

"TARGET System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer system that links Euro-denominated real-time gross settlement systems in the European Union and the European Central Bank payment mechanism, to provide a European Union-wide real-time gross settlement system.

"U.S. Person" means a person who is a "U.S. person" as defined in Regulation S.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission.

"U.S. Securities Act Legend" means the legend set out in Schedule "B'', as the same may be amended from time to time by the Issuer in order to comply with applicable U.S. securities laws.

ARTICLE 2
MEDIUM-TERM NOTES

2.1    Issue of the Notes

The Issuer hereby creates and authorizes for immediate issue a Series of Bonds pursuant to the· Master Indenture and this Tenth Supplemental Indenture to be designated as "Medium-Term Notes" which shall be limited to an aggregate amount of $800,000,000.00 in lawful money of Canada. The aggregate amount of the Notes shall be calculated, in the case of interest bearing Notes, on the basis of the principal amount of such Notes issued, and in the case of non-interest bearing Notes, on the basis of the gross proceeds received by the Issuer. The Notes shall be issued from time to time in one or more series or issues pursuant to the Issuer's short form base shelf prospectus dated May 16, 2008 or any prospectus filed with the securities regulatory authorities in replacement thereof (the "Prospectus") and the applicable pricing supplement (the "Pricing Supplement"), as amended and supplemented from time to time.

2.2    Terms of the Notes

The Notes shall have the following terms and conditions:

(a)
Date and Interest. Each Note shall be dated as of the date of issue and shall bear interest, if any, from the date of issue at the rate (either fixed or floating) determined by the Issuer at the time of issue, as specified in the Pricing Supplement for such Note. Interest, if any, shall be payable on the dates determined by the Issuer at the time of issue, as specified in the Pricing Supplement for such Note.

(b)
Maturity. Each Note shall mature on the date determined by the Issuer at the time of issue, as specified in the Pricing Supplement for such Note, which date shall be more than one year from the date of issue, as specified in the Pricing Supplement for such Note.

(c)	Currency. Each Note shall be issued and payable in such currency as is determined by the Issuer at the time of issue as specified in the Pricing Supplement for such Note.

(d)
Denominations. The Notes shall be issued in denominations of $1 ,000 or more in Canadian currency or the equivalent thereof in other currencies at the time of issue or in such other denominations as are determined by the Issuer at the time of issue as specified in the Pricing Supplement for such Notes.

2.3    Form of the Notes

The Notes shall be issued from time to time in fully registered form and each series or issue of Notes shall be issued in the form of a global note (a "Global Note") except in the circumstances set forth in Subsections 2.8(a) and 2.8(c), in Section 3 .2 or unless the Issuer determines to issue such Notes in definitive form at the time of issue, in which case Notes will be issued in the form of definitive certificates (the "Certificated Notes") and in either case: (i) shall specify the applicable date of issue, rate of interest (including, in the case of a floating rate Note (a "Floating Rate Note"), the applicable Interest Rate Basis or Interest Rate Bases), date or dates on which interest shall be payable, maturity date, currency in which the Note is to be issued and in which interest, premium (if any) and principal shall be paid, and denomination; (ii) shall specify such other provisions as are to govern the Note, provided that they shall be consistent with those provisions set out in the Prospectus and the applicable Pricing Supplement; and (iii) shall be substantially in the form of Schedule A-I in the case of a fixed rate Note (a "Fixed Rate Note") or in the form of Schedule A-II in the case of a Floating Rate Note, in all cases with such appropriate additions and variations as shall be required and as are consistent with the provisions set out in the Prospectus and the applicable Pricing Supplement and shall bear such distinguishing letters and numbers as the Trustee shall approve, or in such other form or forms as may, from time to time, be approved by the Issuer. Beneficial interests in a Global Note shall be represented through book-entry accounts, to be established and maintained by CDS for financial institutions acting on behalf of Beneficial Owners as direct and indirect participants in CDS. Global Notes and Certificated Notes shall be payable as to principal and interest thereon at the principal office in Toronto of the Paying Agent.

2.4    Certification and Delivery of Notes

The Notes may, from time to time, be executed by the Issuer and delivered to the Trustee for certification, and the Trustee shall thereupon certify and deliver the Notes as directed by a Written Order of the Issuer, after initial receipt by the Trustee of the documents set forth in section 2.4 of the Master Indenture, and which shall also set out: (i) whether such Note is a Floating Rate Note or Fixed Rate Note; (ii) its principal amount; (iii) its issue price; (iv) its Original Issue Date; (v) its Maturity Date; (vi) if it is redeemable at the option of the Issuer, the Redemption Date and the Redemption Price; (vii) its Interest Payment Date or Dates; (viii) if it is a Fixed Rate Note, its rate of interest; (ix) if it is a Floating Rate Note, its Interest Rate Basis or Bases, its Initial Interest Rate, its Interest Determination Date or Dates, its Interest Reset Date or Dates, or its Interest Reset Period and interest payment period, its Spread (if any), its Spread Multiplier (if any), its maximum interest rate (if any), and its minimum interest rate (if any); (x) whether it is to be issued in the form of Certificated Notes or a Global Note; and (xi) the terms of any other special provisions relating to such Notes.

2.5    Interest on the Notes

(a)	The following terms and conditions shall apply to the determination of interest on a Note unless otherwise provided in the Note:

(i)
The Issuer will pay interest on a Note on each Interest Payment Date, commencing on the first Interest Payment Date next succeeding the Original Issue Date, and on the Stated Maturity or any prior date on which the principal, or an instalment of principal, of such Note becomes due or payable (the Stated Maturity or such prior date, as the case may be, is herein referred to as the "Maturity Date"); provided, however, that if the Original Issue Date falls between a Record Date and the related Interest Payment Date or on an Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date. Interest on such Note will accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment or, if no interest has been paid, from and including the Original Issue Date, to but excluding such Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day. The interest so payable on any Interest

Payment Date will be paid to the Holder of such Note at the close of business on the Record Date for such Interest Payment Date. Interest payable at the Maturity Date will be payable to the Person to whom the principal thereof shall be payable.

(ii)
Payments of principal of, and premium, if any, and interest on, a Note will be made to the Holder thereof in Canadian dollars regardless of the Specified Currency stated therein unless the Holder thereof makes the election described below. If the Specified Currency is other than Canadian dollars, the Exchange Rate Agent will convert all payments in respect thereof into Canadian dollars in the manner described below; provided, however, that the Holder may elect to receive payment of principal of and premium, if any, and/or interest on such note in the Specified Currency by submitting a written request for such payment to the Trustee at its principal office in the City of Toronto on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder may elect to receive payment in such Specified Currency for all such principal, premium, if any, and interest payments and need not file a separate election for each payment. The election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Notwithstanding the foregoing, if the applicable Specified Currency is not available for the payment of principal, premium, if any, or interest with respect to such note due to the imposition of exchange controls·or other circumstances beyond the control of the Issuer, the Issuer will be entitled to satisfy its obligations to the Holder by making such payment in Canadian dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. Any payment made in Canadian dollars under the circumstances set forth above where the required payment is in a Specified Currency other than Canadian dollars will not constitute a payment default under such Note or under the Master Indenture. All determinations referred to above made by the Issuer or its agent (including the Exchange Rate Agent) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive and for all purposes binding on the Holder of such of a Note.

(iii)
Interest payments for a Note shall be computed and paid on the basis of: (i) a 360-day year of twelve 30-day months if the Day Count Convention specified therein is "30/360" for the relevant period, (ii) the actual number of days in the related month and a 360-day year if the Day Count Convention specified therein is "Actual/360" for the relevant period, (iii) the actual number of days in the related year and month if the· Day

Count Convention specified therein is "Actual/ Actual" for the relevant period, or (iv) such other basis as may be specified in a Note.

(iv)
For the purpose only of disclosure required by the Interest Act (Canada) and without affecting the interest payable on a Note, the yearly rate of interest which is equivalent to the rate of interest payable on a Note where the Day Count Convention specified above is other than "Actual/Actual" is the rate of interest payable with respect to the Note multiplied by the nwnber of days in the year for which such calculation is made and divided by 360.

(b)	The following terms and conditions shall apply to the determination of interest on a Floating Rate Note unless otherwise provided in the Floating Rate Note:

(i)
A Floating Rate Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis specified therein: (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on the Floating Rate Note shall be payable shall be reset as of each Interest Reset Date specified therein; provided, however, that the interest rate in effect for the period from the Original Issue Date to but excluding the first Interest Reset Date will be the initial interest rate (the "Initial Interest Rate"). Notwithstanding the foregoing, if a Floating Rate Note is designated in such Note as having an Addendum attached, such note shall bear interest in accordance with the terms described in such Addendum.

(ii)
Interest payable on a Floating Rate Note will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include: (i) the BA Rate, (ii) LIBOR, (iii) the Cdn. Prime Rate, or (iv) such other Interest Rate Basis or interest rate formula as may be set forth therein and described in the applicable Addendum.

(iii)	The interest rate on a Floating Rate Note in effect on each day shall be the interest rate determined as of the most recent Interest Determination Date.

(iv)
The interest rate on a Floating Rate Note applicable to each Interest Reset Period commencing on the Interest Reset Date with respect to such Interest Reset Period will be the rate determined as of the applicable Interest Determination Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. The rate of interest on a Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or pursuant to such other period as specified in the Floating Rate Note. Unless otherwise specified in the Floating Rate Note, the Interest Reset Date(s) will be, if the Interest Reset Period set forth in the Floating Rate Note is: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week; (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March,

June, September and December of each year; (v) semi-annually, the third Wednesday of the two months specified in the Floating Rate Note; and (vi) annually, the third Wednesday of the month specified in the Floating Rate Note. If any Interest Reset Date (which term includes the first Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if an Interest Rate Basis shown therein is LIBOR and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

(v)
Interest payable on a Floating Rate Note on any Interest Payment Date shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date specified therein, if no interest has been paid), to but excluding the related Interest Payment Date; provided, however, that interest payable at maturity will include interest accrued to but excluding the Maturity Date. Accrued interest on a Floating Rate Note is calculated by multiplying the face amount thereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Interest Rate Basis specified in such note is LIBOR, or by the actual number of days in the year if the Interest Rate Basis specified in such note is the BA Rate or the Cdn. Prime Rate.

(vi)
A Floating Rate Note may also have either or both of the following: (i) a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any Interest Reset Period; and (ii) a minimum numerical limitation, or floor, on the rate at which interest may accrue during any Interest Reset Period. In addition to any maximum interest rate that may be applicable to a Floating Rate Note, the maximum interest rate that may be applicable to a Floating Rate Note will in no event be higher than the maximum rate permitted by the laws of Canada.

(vii)
Interest on a Floating Rate Note will be payable, where the rate of interest resets, unless otherwise specified in the Floating Rate Note: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semi-annually, on the third Wednesday of the months of each year specified in the Floating Rate Note; and (iv) annually, on the third Wednesday of the month specified in the Floating Rate Note and, in each case, on the Maturity Date (each, an "Interest Payment Date"). If any Interest Payment Date for a Floating Rate Note (other than the Maturity Date) would otherwise be a day that is not a Business Day, such Interest

Payment Date will be postponed to the next succeeding day that is a Business Day, except that where LIBOR is the applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

(viii)
The "Interest Determination Date" with respect to the BA Rate and the Cdn. Prime Rate will be the applicable Interest Reset Date, and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date.    All calculations on a Floating Rate Note shall be made by the Calculation Agent.

(ix)
All percentages resulting from any calculation on a Floating Rate Note will be rounded to the nearest one-hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States or Canadian dollars, to the nearest cent or, in the case of a Specified Currency other than United States or Canadian dollars, to the nearest unit of the Specified Currency (such unit being the smallest unit of the Specified Currency in general use) (with one-half cent or one-half of the applicable unit of Specified Currency being rounded upward).

(x)
If an Interest Rate Basis for a Floating Rate Note is specified in such note as the "BA Rate", the "BA Rate" shall be determined on the applicable Interest Determination Date (the "BA Rate Interest Determination Date") as the rate per annum (based on a year of 365 or 366 days) equal to the arithmetic average rounded to the fifth decimal place (with .000005 being rounded up) of the bid rates of interest for Canadian dollar bankers' acceptances, for an equivalent period to the next Interest Reset Date of the Floating Rate Note, as expressed on the Reuters CDOR page as of 10:00 a.m., Toronto time, on the BA Rate Interest Determination Date for the applicable Interest Reset Period, if three or more bid rates appear on the Reuters CDOR page at any such time. If fewer than three bid rates appear on the Reuters CDOR page at any such time, the BA Rate shall be the rate per annum (based on a year of 365 or 366 days) equal to the arithmetic average rounded to the fifth decimal place (with .000005 being rounded up) of the bid rate quotations for Canadian dollar bankers' acceptances, for an equivalent period to the next Interest Reset Date of the Floating Rate Note and that is representative of a single transaction in the market at such time, by the principal Toronto office of three of the five largest Schedule I

Canadian chartered banks in the Canadian interbank market selected by the Issuer at approximately 10:00 a.m., Toronto time, on the BA Rate Interest Determination Date.

(xi)
If an Interest Rate Basis for a Floating Rate Note is specified in such note as "LIBOR", "LIBOR" will be determined on the applicable Interest Determination Date (a "LIBOR Interest Determination Date"), on the basis of either: (i) if "LIBOR Reuters" is specified in such note as the method for calculating LIBOR, the arithmetic average of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in such note, that appear on the Designated LIBOR Page specified in such note as of 11 :00 a.m., London time, on such LIBOR Interest Detennination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (ii) if "LIBOR Telerate" is specified in such note as the method for calculating LIBOR or if neither "LIBOR Reuters" nor "LIBOR Telerate" is so specified, the rate for deposits in the Index Currency having the Index Maturity designated in such note, that appears on the Designated LIBOR Page specified in such note as of 11 :00 a.m., London time, on such LIBOR Interest Determination Date; provided, however, that if the Index Currency is the Euro, the LIBOR Interest Determination Date must occur on a day that the If fewer than two such offered rates appear, or TARGET System is open. if no such rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with the provisions described in the immediately succeeding paragraph.

(xii)
With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in the immediately preceding paragraph, the Calculation Agent will request the principal. London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Issuer), to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in such note, to prime banks in the London interbank market at approximately 11 :00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic average of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11 :00 a.m., in the applicable Principal Financial Centre, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Centre selected by the Calculation Agent (after consultation with the Issuer) for loans in the Index Currency to leading European banks, having the Index Maturity designated in such note and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time.

(xiii)
If an Interest Rate Basis for a Floating Rate Note is specified in such note as "Cdn. Prime Rate", the "Cdn. Prime Rate" shall be determined on the applicable Interest Determination Date (a "Cdn. Prime Rate Interest Determination Date") as the rate (expressed as an annual percentage rate based on a year of 365 or 366 days) determined by the Issuer to be the arithmetic average (rounded to the nearest one-hundred-thousandth of one per cent, with .000005 being rounded up) of the rates publicly quoted by the Schedule I Canadian chartered banks as base rates for determining interest rates on Canadian dollar prime rate loans in Canada prevailing at 10:00 a.m. (Toronto time) on the Cdn. Prime Rate Interest Determination Date.

(xiv)
At the request of the Holder of a Floating Rate Note, the Calculation Agent shall provide to such Holder the interest rate thereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date.

2.6    Conversion

If so determined by the Issuer at the time of issue, the Holder of a Note may, but only upon notice from the Issuer, convert all but not less than all of such Holder's notes into an equal aggregate principal amount of a new Series of Notes issued by the Issuer. If given, such notice from the Issuer shall be given not less than 30 days nor more than 60 days prior to the date of conversion.

2.7    Amortizing Notes and Extendible Notes

(a)	The Issuer may issue Amortizing Notes and shall set forth in such notes a table specifying repayment information with respect to such notes and any additional terms and conditions thereof.

(b)
The Issuer may issue Extendible Notes and shall set forth in such notes the specific terms of the extension of such notes, including without limitation the date or dates on which the Issuer's option to extend can be exercised and whether the option can be exercised with respect to some but not all of the outstanding principal balance of such notes, and any additional terms and conditions thereof, including without limitation the specific terms and conditions upon which the maturity of such notes may be extended.

2.8    U.S. Restrictions

(a)	The Notes issued in the United States or to a U.S. Person shall be issued as Certificated Notes in accordance with the provisions of Section 3 .4 .

(b)
If, at any time, a holder of a Certificated Note bearing the U.S. Securities Act Legend wishes to transfer its interest to a Person required or permitted to take delivery thereof in the form of an interest in a Global Note, the Trustee will cancel the definitive certificate representing such Certificated Note, the Issuer shall execute and deliver to the Trustee for authorization and registration by it a replacement Global Note in a principal amount equal to the sum of (x) the principal amount of the relevant Global Note then deposited with CDS and (y) the principal amount of the cancelled Certificated Note. The Trustee shall exchange and deliver to CDS the replacement Global Note against surrender and delivery of the Global Note deposited with CDS immediately prior to the exchange and CDS will be instructed by the Trustee to make appropriate entries in the book entry accounts established and maintained by CDS or its nominee for financial institutions acting as direct and indirect participants of CDS on behalf of Beneficial Owners to include the transferee of the Certificated Note. In no event may a person in the United States or a U.S. Person take an interest in the Global Note.

(c)
If, at any time, a person holding an interest in a Global Note wishes to transfer a Note to a U.S. Person, the Issuer shall execute and deliver to the Trustee for authorization and registration a Certificated Note representing such Note bearing the U.S. Securities Act Legend and a replacement Global Note in a principal amount equal to the difference between (x) the principal amount of the relevant Global Note then deposited with CDS and (y) the principal amount of the Certificated Note to be issued to the U.S. Person. The Trustee shall exchange and deliver to CDS the replacement Global Note against surrender and delivery of the relevant Global Note deposited with CDS immediately prior to the exchange and CDS will be instructed by the Trustee to make appropriate entries in the book entry accounts established and maintained by CDS or its nominee for financial institutions acting as direct and indirect participants of CDS on behalf of beneficial owners to record the transfer of the Note to the U.S. Person.

2.9    Global Legends Certification

As required by section 3.4 of the Master Indenture, the Global Bond legend on any Global Note shall be as set out on the forms of Global Notes attached hereto as Schedules A-I and A-II and the Trustee's certificate of authentication shall be in the form annexed to those Schedules. The Global Notes shall not be lithographed or printed with steel engraved borders but shalI be typewritten.

2.10    Obligation Bonds

The Notes shall be Obligation Bonds.

2.11    Purposes of the Notes

The proceeds of the issue of the Notes shall be utilized by the Issuer for the following purposes:

(a)	to pay the Costs of Issuance of the Notes;

(b)	to make payments of principal, interest and premiums, if any, on previously issued Notes or Bonds;

(c)	to fund the growth and expansion of its electrical transmission network in Alberta through capital development projects and acquisitions;

(d)	to repay bank indebtedness, if any, under the Issuer's credit facilities;

(e)	to repay outstanding commercial paper, if any;

(f)	to fund certain Funds (including any Sinking Funds) and Reserve Funds maintained by the Issuer pursuant to the Master Indenture and this Tenth Supplemental Indenture;

(g)	to fund other capital projects related to the operation and maintenance of the Business; and

(h)	for general business purposes.

ARTICLE 3
CERTIFICATED NOTES

3.1    Limitation on Certificated Notes

Except in the circumstances referred to in Section 2.3, owners of beneficial interests in any Notes shall not be entitled to have Notes registered in their names, shall not receive or be entitled to receive physical delivery of Notes and shall not be considered registered holders of Notes under this Tenth Supplemental Indenture or for the purposes of the Master Indenture. Neither the Issuer nor the Trustee shall have any responsibility or liability for maintaining, supervising or reviewing any records of CDS relating to beneficial interests in any Notes or for any aspect of the records of CDS relating to payments made by CDS on account of such beneficial interests.

3.2    Certificated Notes

A Global Note is exchangeable, in whole but not in part, for Certificated Notes registered in the name of a Person other than CDS or its nominee if: (i) CDS notifies the Issuer that it is unwilling or unable to continue as depository of that Global Note or ceases to be a recognized clearing agency under the Securities Act (Alberta) or other applicable Canadian securities legislation and a successor depository is not appointed by the Issuer within ninety (90) days after receiving such notice or becoming aware that CDS is no longer so recognized, or (ii) there shall occur and be continuing an Event of Default, or (iii) the Issuer in its sole discretion determines to issue Certificated Notes in definitive form in exchange for a Global Note.

3.3    Cancellation of a Global Note

Upon the exchange of a Global Note for Certificated Notes, the Trustee shall receive and cancel the Global Note, shall reduce to nil the holdings of CDS or its nominee, as applicable, on the register for the Notes represented by that Global Note, and shall authenticate Certificated Notes in an aggregate principal amount equal to and in exchange for the CDS participants' beneficial

interests in that Global Note as of the Record Date for such exchange, as directed in writing by CDS.    On or after any such exchange, but only to the extent reasonably practicable in the circumstances, the Trustee shall make all payments in respect of such Certificated Notes to the registered holders thereof, notwithstanding such exchange occurred after the Record Date for any payment and prior to such payment date.

3.4    Issuance of Certificated Notes with U.S. Restrictions

(a)
Notes issued in exchange for a Global Note or to U.S. Persons pursuant to Subsections 2.8(a) and 2.8(c) shall be issued as Certificated Notes in authorized denominations, shall have the same benefits and be subject to the same terms and conditions as that Global Note (except insofar as such terms and conditions specifically relate to that Global Note), shall be registered in the names and denominations as the Issuer shall direct and shall be delivered as directed by the persons in whose names such Certificated Notes are to be registered. The Certificated Notes shall be in substantially the form, mutatis mutandis, of the Global Note; except as provided in Section 3.4(b) and without the Global Note legend set out thereon. Unless otherwise determined by the Issuer, it shall not be necessary for any Certificated Notes to be lithographed or printed with steel engraved borders.

(b)
Each Certificated Note originally issued to a U.S. Person, as well as all certificates issued in exchange for or in substitution of the foregoing securities, will bear the U.S. Securities Act Legend; provided that, if any such securities are being sold outside the United States in accordance with Rule 904 of Regulation S, the legend may be removed by providing a declaration to the Trustee, as registrar and transfer agent, to the effect set forth in Schedule "C" hereto (or in such other form as the Trustee may from time to time prescribe) and, provided further, that, if any Notes are being sold pursuant to Rule 144 under the U.S. Securities Act, such legend may be removed, provided that the Trustee has received a written opinion of U.S. counsel of recognized standing reasonably satisfactory to the Issuer, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws in the United States of America.

(c)
If a Certificated Note tendered for transfer bears the U.S. Securities Act Legend and the transferee is a U.S. Person or is in the United States, the Certificated Note issued to such transferee shall also bear the U.S. Securities Act Legend.

(d)	The Trustee shall maintain a list of all registered holders of Certificated Notes bearing the U.S. Securities Act Legend.

ARTICLE 4
OTHER MATTERS RELATING TO THE BONDS

4.1    No Notice of Trusts or Equities

Neither the Issuer nor the Trustee nor any of their respective officers or employees shall be bound to see to the execution of any trust affecting the ownership of any Note or be affected by notice of any equity that may be subsisting in respect thereof.

4.2    Record Date

The record date ("Record Date") for purposes of payment of principal, interest, if any, and Redemption Price, if any, on the Notes is as of 5:00 p.m. (Toronto time) on the tenth (101h) Business Day preceding the Maturity Date, any Interest Payment Date or any Redemption Date, as applicable, for such Notes. Principal of, interest, if any, and Redemption Price, if any, on such Notes are payable to the Person registered in the register on the relevant Record Date as the holder of such Notes. The Trustee shall not be required to register any transfer or exchange of such Notes during the period from any Record Date to the corresponding payment date.

4.3    Paying Agent

The Paying Agent for the Notes shall be the Trustee at its principal office in Toronto.

ARTICLE 5
REDEMPTION

5.1    Election to Redeem; Notice to Trustee

If so specified in the Pricing Supplement, the Issuer may redeem, at its option, in whole or in part at any time, any Notes, in accordance with this Article 5 and sections 3.16 to 3.22 of the Master Indenture. If the Issuer elects to redeem less than all the Notes, the Issuer shall, at least thirty (30) days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee and CDS), notify the Trustee and CDS of such Redemption Date and of the principal amount of the Notes to be redeemed and shall deliver to the Trustee and CDS such documentation and records as shall enable the Trustee and CDS to select the Notes to be redeemed pursuant to Section 5.2.

5.2 Selection by Trustee of Notes to be Redeemed

If less than all the Notes are to be redeemed, the Notes to be redeemed shall be redeemed on a pro rata basis based on the principal amount of Notes held by each holder. The Trustee shall determine the Notes to be redeemed in accordance with section 3.17 of the Master Indenture and shall notify the Issuer in writing of the Notes to be redeemed as soon as practicable and, in the case of Notes which shall only be partially redeemed, the principal amount thereof to be redeemed. For all purposes of this Tenth Supplemental Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

5.3 Place of Redemption

The place where the Notes to be redeemed are to be surrendered for payment of the Redemption
Price shall be at the principal office in Toronto of the Paying Agent.

5.4    Applicable Provisions

Save as set out in this Article 5 to the contrary, the redemption of any Notes under this Tenth Supplemental Indenture shall be conducted in accordance with sections 3.16 to 3.22 of the Master Indenture.

ARTICLE 6
CONFIRMATION OF PRINCIPAL INDENTURE

6.1    Confirmation of Master Indenture

The Master Indenture, as supplemented by this Tenth Supplemental Indenture, shall be and continue in full force and effect and is hereby confirmed.

ARTICLE 7
TAX COVENANTS

7.1    Limitation on General Sinking Fund Entitlement

Notwithstanding anything contained in the Master Indenture, until the earlier of (i) five (5) years after the date of issuance of the Notes and (ii) the date upon which the Notes cease to be outstanding the pro rata portion (determined pursuant to section 4.2(d) of the Master Indenture) of the Notes of the aggregate amount required to be deposited in any General Sinking Fund shall not exceed 25% of the aggregate original principal amount of the Notes .

7.2    Withholding Tax

If the Issuer is required to make any payment to any Governmental Authority in connection with or due to the application of any withholding tax or similar tax or rate to any payment made or due to be made pursuant to this Indenture (the "Required Amount") then the Issuer:

(a)
shall consult with the Trustee in order to determine the beneficial ownership of the Notes for the purpose of determining the appropriate rate of withholding, including the availability of any reduction in withholding pursuant to an applicable tax treaty;

(b)	shall deduct and withhold the Required Amount from payments made or due under this Indenture;

(c)	shall remit the Required Amount tothe relevant Governmental Authority within the time required by applicable law;

(d)
shall promptly forward to a Holder or the Trustee on behalf of a Holder a certified copy of the official receipt or other documentation satisfactory to the Trustee evidencing the payment of the Required Amount to such Governmental Authority; and

(e)	shall not be responsible to increase or "gross up" any payment to any Holder or to the Trustee on behalf of any Holder and shall be entitled to reduce the amount of each such payment by the Required Amount and the payment made to any Holder or Trustee on behalf of any Holder shall be deemed to have been made in full.

ARTICLE 8
FOR BENEFIT OF THE NOTES

8.1    Benefit of Master Indenture

The Issuer and the Trustee confirm that all of the provisions of this Tenth Supplemental Indenture are for the benefit of the Holders of the Notes so long as any such Notes remain outstanding.

ARTICLE 9
ACCEPTANCE OF TRUST BY TRUSTEE

9.1    Acceptance of Trust

The Trustee hereby accepts the trusts in this Tenth Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions contained herein.

ARTICLE 10
EXECUTION

10.1    Counterparts

This Tenth Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

10.2    Formal Date

For purposes of convenience, this Tenth Supplemental Indenture may be referred to as bearing a formal date of May 21, 2008 irrespective of the actual date of the execution thereof.

10.3    Acknowledgement

The Issuer is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner's pro rata share of any undistributed income.

10.4    Governing Law

This Tenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein .

IN WITNESS WHEREOF the parties hereto have duly executed this Tenth Supplemental Indenture under their respective corporate seals and the hands of their proper officers in that behalf.

ALTALINK MANAGEMENT LTD., as
general partnerof ALTALINK, L.P.
By:	/s/ Joseph Bronneberg
Name: Joseph Bronneberg

Title: Executive Vice President, Chief
Financial Officer

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore
Title: Vice President, Treasurer

I/We have authorityto bind the Issuer
ALTALINK MANAGEMENT LTD.
By:	/s/ Joseph Bronneberg
Name: Joseph Bronneberg

Title: Executive Vice President, Chief
Financial Officer

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore
Title: Vice President, Treasurer

BNY TRUST COMPANY OF CANADA
By:	/s/ Patricia Benjamin
Name: Patricia Benjamin

Title: Authorized Officer

By:
Name:
Title:

SCHEDULE A-I
FORMOF GLOBAL NOTE (FIXED RATE NOTE)

THIS NOTE IS A GLOBAL BOND WITHIN THE MEANING OF THE PRINCIPAL INDENTURE AND IS REGISTERED IN THE NAME OF CDS & CO. AS NOMINEE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS"). UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.

REGISTERED

ALTALINK, L.P.
MEDIUM-TERM NOTE SERIES
(Fixed Rate Note)

No.CFX______________	CUSIP No.__________

PRINCIPAL AMOUNT:	DENOMINATIONS (if other than Cdn. dollars or Cdn. dollar denominations of Cdn.$1,000):

ORIGINAL ISSUE DATE:	SPECIFIED CURRENCY: Canadian Dollars: [ ]Yes [ ]No Foreign Currency: Exchange Rate Agent:

STATED MATURITY:	INTEREST RATE:

INTEREST PAYMENT DATE(S):	PAYMENT OF PRINCIPAL AND ANY PREMIUM AND INTEREST: [ ] Canadian Dollars [ ] Specified Currency

RECORD DATE(S):	DAY COUNT CONVENTION: [ ] 30/360 for the period from to [ ] Actual/360 for the period from to [ ] Actual/Actual for the period from to [ ] Other

OTHER PROVISIONS	ADDENDUM ATTACHED: [ ] Yes [ ]No

ALTALINK, L.P. (the "Issuer"), for value received, hereby promises to pay to

, or registered assigns, the principal sum of                             (the "Principal Amount") on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest thereon on the Interest Payment Dates specified above at the Interest Rate per annum specified above from the Original Issue Date to but excluding the date on which the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof', "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

This note is one of a duly authorized series of Medium-Term Notes (hereinafter called the "Notes") of the Issuer issued and to be issued under an amended and restated master trust indenture dated as of the 28th day of April, 2003 as amended or supplemented from time to time (herein called the "Indenture") between the Issuer and BNY Trust Company of Canada, (herein called the "Trustee" which term includes any additional successor trustee under the Indenture with respect to the series of which this Note is a part), to which Indenture reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Notes and the tenns upon which the Notes are to be authenticated and delivered, all to the same effect as if the provision of the Indenture were herein set forth, to all of which provisions the Holder of this Note assents by acceptance hereof. The Notes are direct obligations of the Issuer secured in the manner provided for under the Indenture. The Notes will generally rank pari passu with all present and future indebtedness of the Issuer issued pursuant to the Indenture, subject to any Sinking Fund Reserves established for any series of bonds. This Note is one of the series of Notes designated above, to be issued from time to time at an aggregate initial offering price of up to $800,000,000.00.

All terms used in this Note which are defined in the Indenture shall, unless otherwise defined in this Note, have the meanings assigned to them in the Indenture.

Unless otherwise provided above or in an Addendum hereto, this Note is not subject to any sinking fund and is not redeemable at the option of the Issuer prior to the Stated Maturity.

The Issuer may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Issuer may be held or resold or, at the discretion of the Issuer, may be surrendered to the Trustee for cancellation.

If so specified above or in an Addendum hereto, the Holder of this Note may, but only upon notice from the Issuer, convert all but not less than all of such Holder's Notes into an equal aggregate principal amount of a new series of notes issued by the Issuer. If given, such notice from the Issuer shall be given not less than 30 days nor more than 60 days prior to the date of conversion and in accordance with the provisions of the Indenture.

Any provisions contained or incorporated by reference herein with respect to the calculation of the interest rate applicable to this Note, its Interest Payment Dates, the Maturity Date or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

If this Note is designated on the first page hereof under "Other Provisions" as an Amortizing Note or as an Extendible Note, certain additional provisions with respect to this Note will be specified above or in an Addendum hereto.

The Indenture contains provisions making binding upon all holders of Bonds (as defined in the Indenture and including the Notes) issued thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Bonds outstanding, which resolutions or instruments may have the effect of amending the terms of this Note or the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the security register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City of Toronto, duly endorsed or accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the security registrar, duly executed by the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations, and for the same aggregate principal amount and tenor, will be issued to the designated transferee or transferees.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary .

This Note shall be governed by and construed in accordance with the laws of the
Province of Alberta.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose .

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated:                            ALTALINK MANAGEMENT LTD., as
general partner of ALTALINK, L.P.

By:____________________________________

By:____________________________________

TRUSTEE'S CERTIFICATE OF              I/We have authority to bind the Issuer
AUTHENTICATION
This is one of the Notes of the series
designated and referred to in the within-
mentioned Indenture .
BNY TRUST COMPANY
OF CANADA, as Trustee

By:________________________________________
Authorized Signature

ASSIGNMENT/TRANSFER FORM
FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfers unto____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
(Please print or typewrite assignee's name and address including postal code)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_______________________________________________________________________attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Dated:                                ________________________________
Signature of transferring registered
Holder*

Signature of transferring registered Holder guaranteed by:**

____________________________________
Signature of Guarantor*

_____________________

*	NOTICE: The signature of the registered Holder to
this assignment must correspond with the name as
written upon the face of the within instrument in
every particular, without alteration or enlargement or
any change whatsoever.

**	Signature must be guaranteed by an authorized officer
of a Canadian chartered bank or a major Canadian trust
company or by a medallion signature guarantee from a
member of a recognized Medallion Signature Guarantee Program .

SCHEDULE A-II
FORM OF GLOBAL NOTE (FLOATING RATE NOTE)

THIS NOTE IS A GLOBAL BOND WITHIN THE MEANING OF THE PRINCIPAL INDENTURE AND IS REGISTERED IN THE NAME OF CDS & CO. AS NOMINEE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS"). UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.

REGISTERED
ALTALINK, L.P.
MEDIUM-TERM NOTE SERIES
(Floating Rate Note)

No.CFLR______________	CUSIP No.__________

PRINCIPAL AMOUNT:	DENOMINATIONS (if other than Cdn. dollars or Cdn. dollar denominations of Cdn.$1,000):

ORIGINAL ISSUE DATE:	STATED MATURITY:

INTEREST PAYMENT PERIOD:	INTEREST PAYMENT DATES:

INTEREST RATE BASIS:	RECORD DATE(S):

INITIAL INTEREST RATE:	INTEREST RESET DATE(S):

INTEREST RESET PERIOD:	INTEREST DETERMINATION DATE(S):

OPTIONAL REPAYMENTDATE(S):

SPREAD (PLUS OR MINUS):	SPREAD MULTIPLIER:

PAYMENT OF PRINCIPAL AND ANY PREMIUM AND INTEREST:	SPECIFIED CURRENCY: Canadian Dollars:
[ ] Canadian Dollars	[ ]Yes
[ ] Specified Currency .	[ ]No
Foreign Currency:
Exchange Rate Agent:
DESIGNATED LIBOR PAGE
[ ] LIBOR Telerate
[ ] LIBOR Reuters

INDEX MATURITY:	INDEX CURRENCY: MAXIMUM

INTEREST RATE:	MINIMUM INTEREST RA TE:

CALCULATION DATE:	CALCULATION AGENT:

DAY COUNT CONVENTION:
[ ] 30/360 for the period
from to
[ ] Actual/360 for the period
from to
[ ] Actual/Actual for the period
from to

OTHER PROVISIONS	[ ] Other
ADDENDUM ATTACHED:
[ ] Yes
[ ]No

ALTALINK, L.P. (the "Issuer"), for value received, hereby promises to pay to

,or registered assigns, the principal sum of (the "Principal Amount") on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest thereon on the Interest Payment Dates specified above, at a rate per annum equal to the Initial Interest Rate specified above from the Original Issue Date to the first Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until but excluding the date on which the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof' "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

This note is one of a duly authorized series of Medium-Term Notes (hereinafter called the "Notes") of the Issuer issued and to be issued under an amended and restated master trust indenture dated as of the 281h day of April, 2003 as amended or supplemented from time to time (herein called the "Indenture") between the Issuer and BNY Trust Company of Canada, (herein called the "Trustee", which term includes any additional successor trustee under the Indenture with respect to the series of which this Note is a part) to which Indenture reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the Holders of this Note assents by acceptance hereof. The Notes are direct obligations of the Issuer secured in the manner provided for under the Indenture. The Notes will generally rank pari passu with all present and future indebtedness of the Issuer issued pursuant to the Indenture, subject to any Sinking Fund Reserves established for any series of bonds. This Note is one of the series of Notes designated above, to be issued from time to time at an aggregate initial offering price of up to $800,000,000.00.

All terms used in this Note which are defined in the Indenture shall, unless otherwise defined in this Note, have the meanings assigned to them in the Indenture.

Unless otherwise provided above or in an Addendum hereto, this Note is not subject to any sinking fund and is not redeemable at the option of the Issuer prior to the Stated Maturity.

The Issuer may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Issuer may be held or resold or, at the discretion of the Issuer, may be surrendered to the Trustee for cancellation.

If so specified above or in an Addendum hereto, the Holder of this Note may, but only upon notice from the Issuer, convert all but not less than all of such Holder's Notes into an equal aggregate principal amount of a new series of notes issued by the Issuer. If given, such notice from the Issuer shall be given not less than 30 days nor more than 60 days prior to the date of conversion and in accordance with the provisions of the Indenture .

If this Note is designated on the first page hereof under "Other Provisions" as an Amortizing Note or as an Extendible Note, certain additional provisions with respect to this Note will be specified above or in an Addendum hereto.

The Indenture contains provisions making binding upon all holders of Bonds (as defined in the Indenture and including the Notes) issued thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Bonds outstanding, which resolutions or instruments may have the effect of amending the terms of this Note or the Indenture.

Any provision contained or incorporated by reference herein with respect to the determination of an Interest Rate Basis, the calculation of the interest rate applicable to this Note, the Interest Payment Dates, the Maturity Date or any other variable term relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the security register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City of Toronto, duly endorsed or accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the security registrar, duly executed by the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations, and for the same aggregate principal amount and tenor, will be issued to the designated transferee or transferees.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the Province of Alberta.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose .

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated:                            ALTALINK MANAGEMENT LTD., as
general partner of ALTALINK, L.P.

By:____________________________________

By:____________________________________

TRUSTEE'S CERTIFICATE OF              I/We have authority to bind the Issuer
AUTHENTICATION
This is one of the Notes of the series
designated and referred to in the within-
mentioned Indenture .
BNY TRUST COMPANY
OF CANADA, as Trustee

By:________________________________________
Authorized Signature

ASSIGNMENT/TRANSFER FORM
FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfers unto____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
(Please print or typewrite assignee's name and address including postal code)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_______________________________________________________________________attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Dated:                                ________________________________
Signature of transferring registered
Holder*

Signature of transferring registered Holder guaranteed by:**

____________________________________
Signature of Guarantor*

_____________________________________________________________________________________________

*	NOTICE: The signature of the registered Holder to
this assignment must correspond with the name as
written upon the face of the within instrument in
every particular, without alteration or enlargement or
any change whatsoever.

**	Signature must be guaranteed by an authorized officer
of a Canadian chartered bank or a major Canadian trust
company or by a medallion signature guarantee from a
member of a recognized Medallion Signature Guarantee Program .

SCHEDULE "B"
U.S. SECURITIES LEGEND

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF ALTALINK, L.P.THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO ALTALINK,L.P., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN AND PROVINCIAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE l44A UNDER THE SECURITIES ACT OR (2) RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITHAPPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO CLAUSE (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO ALTALINK, LP.MUST FIRST BE PROVIDED.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. IF ALTALINK, LP.IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATIONS AT THE TIME OF TRANSFER, A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM BNY TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO BNY TRUST COMPANY OF CANADA AND ALTALINK, LP.AND, IF REQUIRED BY BNY TRUST COMPANY OF CANADA, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO BNY TRUST COMPANY OF CANADA, TO THE EFFECT THAT THE SALE OF Tf!"E SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT .

SCHEDULE "C"
FORM OF DECLARATION FOR REMOVAL OF LEGEND

To:	BNY Trust Company of Canada
as registrar and transfer agent
for the Medium Term Notes
of Altalink, L.P.
2611 - 3rd Avenue S.E.
Calgary AB T2A 7W7

The undersigned (a) acknowledges that the sale of the securities of Altalink, L.P.(the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (b) certifies that: (1) the undersigned is not an "affiliate" of the Corporation as that term is defined in Rule.405 under the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and at the time the buy order was originated, the buyer was outside the United States or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on behalf of any of them has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off' the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulations S with fungible unrestricted securities, and (6) the contemplated sale is not a transaction or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated:__________	By: _____________________
Name:
Title: